SUB ITEM 77Q3

a) (i) I, Mark Mulholland, President of Matthew 25 Fund, have found that our disclosure controls and procedures are effective. Our disclosure controls and procedures are designed to ensure that information required to be disclosed is recorded, processed, summarized, and reported within the time periods specified in the Commission's rules and forms.

(ii) There have been no significant changes in the Matthew 25 Fund's internal controls or in other factors that could significantly affect these controls subsequent to the date of my evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) CERTIFICATION


I, Mark Mulholland, President of Matthew 25 Fund, certify that:

1. I have reviewed this report on N-SAR of the Matthew 25 Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Matthew 25 Fund as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the Matthew 25 Fund and have:

a) Designed such disclosure controls and procedures to ensure that material information relating to the Matthew 25 Fund, is made known to me by others within this entity, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the Matthew 25 Fund's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) Presented in this report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

5. I have disclosed, based on my most recent evaluation, to the Matthew 25 Fund's auditors and the board of directors:

a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Matthew 25 Fund's ability to record, process, summarize, and report financial data and have identified for the Matthew 25 Fund's auditors any material weaknesses in internal controls; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Matthew 25 Fund's internal controls; and

6. I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 26, 2003      Signature: /S/Mark Mulholland

                             Title: President